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                                                                   EXHIBIT 10.18

                   UGS CAPITAL CORP. AND UGS CAPITAL CORP. II
                         2004 MANAGEMENT INCENTIVE PLAN

           THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER
           AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH
             IN THE STOCKHOLDERS AGREEMENT AMONG UGS CAPITAL CORP.,
        UGS CAPITAL CORP. II, UGS HOLDINGS, INC., UGS CORP. AND CERTAIN
          STOCKHOLDERS OF UGS CAPITAL CORP. AND UGS CAPITAL CORP. II,
            DATED AS OF MAY 24, 2004 (THE "STOCKHOLDERS AGREEMENT").

              UGS CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH
           RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES. THANK YOU.

                                UGS CAPITAL CORP.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

      This Agreement evidences a stock option granted by UGS Capital Corp., a Delaware corporation (the "Company"), to the undersigned (the "Optionee"), pursuant to, and subject to the terms of, the UGS Capital Corp. and UGS Capital Corp. II 2004 Management Incentive Plan (the "Plan"), which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt.

      1. Grant of Option. The Company grants to the Optionee as of

      2. , an option (the "Option") to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of shares set forth in Schedule A (the "Option Shares") of Class A-4 Common Stock of the Company, par
value $.001 per share, at an exercise price of   ($   ) per share. The Option
evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee. The latest date on which this Option, or any portion of it, may be exercised shall be , 2015 (the "Final Exercise Date).

      3. Meaning of Certain Terms. Except as otherwise defined herein, all initially-capitalized terms used in this Agreement shall have the same meaning as in the Plan and the Stockholders Agreement. As used herein with respect to the Option, the term "vest" means to become exercisable in whole or in specified part.

      4. Vesting of Option. The Option shall vest in accordance with Schedule A.

      5. Exercise of Option. Each election to exercise this Option shall be in writing, signed by the Participant or the Participant's executor, administrator, or legally appointed representative (in the event of the Participant's incapacity) or the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (collectively, the "Option Holder"), and received by the Company at its principal office, accompanied by payment in full as provided in the Plan. Subject to the

                              UGS Confidential                            Page 1

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further terms and conditions provided in the Plan, the purchase price may be paid by delivery of cash or check acceptable to the Administrator or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.

      6. Cessation of Employment. Unless the Administrator determines otherwise, the following will apply if the Optionee's Employment ceases:

      (a) To the extent the Option is not vested prior to cessation of Employment, the Option will be forfeited immediately by the Optionee and will terminate.

      (b) To the extent the Option is vested prior to cessation of Employment, the Option will remain exercisable for the shorter of (i) a period of 60 days (6 months if Employment ceased due to death or disability) or (ii) the period ending on the Final Exercise Date, and will thereupon terminate.

      (c) Notwithstanding Section 5(b), the Option will immediately terminate if the Optionee's Employment is terminated by the Company for Cause (as defined below).

      (d) The Company has certain rights at or after cessation of employment to repurchase vested options (or shares issued upon exercise of vested options) pursuant to Section 6 of the Stockholders Agreement. This right of repurchase must be exercised within 90 days after the date of cessation of Employment (or within 90 days after the exercise of the Option if the Option can be exercised after the cessation of Employment) or the right will lapse.

      (e) As used herein, "Cause" is defined as (i) material breach of any agreement entered into between the Optionee and the Company after notice and an opportunity to cure, (ii) material failure to follow the Company's policies, directives or orders applicable to Company employees holding comparable positions after notice and an opportunity to cure, (iii) intentional destruction or theft of Company property or falsification of Company documents, or (iv) conviction of a felony or any crime involving moral turpitude.

      7. Share Restrictions, etc. The Optionee's rights to Option Shares are subject to the restrictions and other provisions contained in the Plan and the Stockholders Agreement in addition to such other restrictions, if any, as may be imposed by law. In the event of a conflict between the Plan or this Agreement and the Stockholders Agreement, the Stockholders Agreement shall control.

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      8. Legends, etc. Option Shares issued upon exercise shall bear such legends as are required by the Stockholders Agreement and as may be determined by the Administrator prior to issuance.

      9. Transfer of Option. This Option is not transferable by the Optionee other than upon death of the Optionee, by will or the applicable laws of descent and distribution.

      10. Withholding. The exercise of the Option will give rise to "wages" subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee's rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company or its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee.

      By acceptance of this Option, the undersigned hereby becomes a party to, and is bound by the terms of, the Stockholders Agreement among UGS Capital Corp., UGS Capital Corp. II, UGS Holdings, Inc., UGS Corp. and certain stockholders of UGS Capital Corp. and UGS Capital Corp. II, dated as of May 24, 2004, in each case treating the undersigned as a "Manager" and the Option Shares as "Incentive Shares". The effectiveness of this Option is conditioned on the execution and delivery by the undersigned of an Employee Agreement between UGS Corp. and the undersigned.

                                   UGS Confidential                       Page 3

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      Executed as of the _________ day of ___________________, 2005.

UGS Capital Corp.                             UGS Capital Corp.

                                              __________________________________
                                              Name: Anthony J. Affuso
                                              Title: Chairman, CEO and President

Optionee                                      __________________________________
                                              Name:

                                    UGS Confidential                      Page 4

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                                   SCHEDULE A

                                VESTING SCHEDULE

Total number of Option Shares: ____________

20% Shares are exercisable on or after the one year anniversary of the grant of this Option; and

an additional 1.67% Shares are exercisable after the last day of each month during the four year period following the one year anniversary of the grant of this Option.

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